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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

Partners Trust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31277 (Commission File Number)	75-2993918 (IRS Employer Identification No.)

233 Genesee Street, Utica, New York 13501
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished pursuant to this Item 2.02, "Results of Operations and Financial Condition". On April 19, 2006, Partners Trust Financial Group, Inc. (the "Company") issued a press release announcing its first quarter 2006 financial results. That press release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events

On April 19, 2006, the Company announced that its Board of Directors authorized a repurchase program in which up to 2.5 million shares (approximately 5% of the company's outstanding common stock) may be purchased from time to time during the next twelve months in the open market and/or in privately negotiated transactions.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit

No. Description

99.1 Press release, dated April 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
 (Registrant)

/s/ J. Daniel Mohr

J. Daniel Mohr

Senior Vice President, Chief Financial Officer

and Corporate Secretary

Date: April 19, 2006

EXHIBIT INDEX

 Exhibit

No.  Description

    Press release, dated April 19, 2006.